Exhibit (a)(5)(ix)

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

JAMES R. GUMMEL, individually and on behalf	)
of all others similarly situated,	)
)
Plaintiff,	)
)
v.	)	Civil Action No. 5377-VCL
)
CONSOL ENERGY INC.	)
)
Defendant.	)
)
)
IRA GAINES, as trustee for the Paradise Wire &	)
Cable Defined Benefit Pension Plan, individually	)
and on behalf of all others similarly situated,	)
)
Plaintiff,	)
	)	Civil Action No. 5378-VCL
v.	)
)
CNX GAS CORPORATION, J. BRETT	)
HARVEY, PHILLIP W. BAXTER, RAJ K.	)
GUPTA, JOHN R. PIPSKI, and CONSOL	)
ENERGY INC.,	)
)
Defendants.	)
)
)
HAROLD L. HURWITZ, On Behalf of	)
Himself and All Others Similarly Situated,	)
)
Plaintiff,	)
)
v.	)	Civil Action No. 5405-VCL
)
CNX GAS CORPORATION, PHILIP W.	)
BAXTER, RAJ K. GUPTA, J. BRETT HARVEY,	)
JOHN R. PIPSKI, and CONSOL ENERGY, INC.,	)
)
Defendants.	)

[PROPOSED] ORDER OF CONSOLIDATION

AND APPOINTMENT OF LEAD COUNSEL

It appearing that the above-captioned actions involve the same subject matter, and that the administration of justice would be best served by consolidating the actions,

IT IS HEREBY ORDERED this          day of                     , 2010:

1. The above-captioned actions shall be consolidated for all purposes.

2. Hereafter, papers need only be filed in Civil Action No. 5377-VCL.

3. The consolidated case caption shall be:

IN RE CNX GAS CORPORATION	)	CONSOLIDATED
SHAREHOLDERS LITIGATION	)	C.A. No. 5377-VCL

4. The law firm of RIGRODSKY & LONG, P.A., 919 North Market Street, Suite 980, Wilmington, Delaware, 19801 and of WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP, 270 Madison Avenue, New York, New York, 10016 are hereby designated as Plaintiffs’ Co- Lead Counsel. The law firms of LEVI & KORSINSKY, LLP, 30 Broad Street, 15th Floor, New York, New York, 10004, along with Plaintiffs' Co-Lead Counsel, are hereby designated as the members of Plaintiffs’ Executive Committee.

5. All documents previously filed to date in any of the cases consolidated herein are deemed a part of the record in the consolidated action. The complaint filed in Civil Action No. 5405-VCL shall be deemed the operative complaint. As soon as practicable, plaintiffs may file a consolidated amended complaint. Defendants need not respond to any of the other complaints filed in the other, constituent actions.

6. Plaintiffs’ Co-Lead Counsel shall set policy for plaintiffs for the prosecution of this litigation, delegate and monitor the work performed by plaintiffs’ attorneys to ensure that there is no duplication of effort or unnecessary expense, coordinate on behalf of plaintiffs the initiation and conduct of discovery proceedings, and provide supervision and coordination of the activities of plaintiffs’ counsel.

7. Plaintiffs’ Co-Lead Counsel shall assume the following powers and responsibilities:

a. coordinate and direct the preparation of pleadings;

b. coordinate and direct the briefing and argument of motions;

c. coordinate and direct the conduct of discovery and other pretrial proceedings;

d. coordinate and direct class certification proceedings;

e. coordinate the selection of counsel to act as the plaintiffs’ spokesperson at pre-trial conferences;

f. call meetings of plaintiffs’ counsel as they deem necessary and appropriate from time to time;

g. conduct any and all settlement negotiations with counsel for the defendants;

h. coordinate and direct the preparation for trial and trial of this matter, and to delegate work responsibilities to selected counsel as may be required; and

i. coordinate and direct any other matters concerning the prosecution or resolution of the Consolidated Action.

8. When a case which properly belongs as part of the Consolidated Action is hereafter filed in the Court or transferred here from another court, this Court requests the assistance of counsel in calling to the attention of the Court the filing or transfer of any case which might properly be consolidated as part of the Consolidated Action, and counsel are to assist in assuring that counsel in subsequent actions receive notice of this Order.

Vice Chancellor

This document constitutes a ruling of the court and should be treated as such.

Court:	DE Court of Chancery Civil Action

Judge:	Multi-case

File & Serve Transaction ID:	30677707

Current Date:	Apr 21, 2010

Case Number:	Multi-case

Case Name:	Multi-case

/s/ Judge J Travis Laster